Exhibit 3.106
José Luis Villavicencio C.
NOTARY PUBLIC NO. 218
COPIES FOR FISCAL PURPOSES CONTAINING THE PROTOCOLIZATION OF DOCUMENTS GRANTED BEFORE A FOREIGN OFFICER AND INCORPORATION OF THE CORPORATION NAMED “REYNOLDS METALS COMPANY DE MEXICO”, S. DE R.L. DE C.V.

FILE	834/99
NO.	8,397
DATE	JUNE 23, 1999
BOOK	190
GMA
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. JOSE LUIS VILLAVICENCIO
CASTAÑEDA, ESQ., NOTARY PUBLIC NO. 218 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

8,397
     NOTARIAL INSTRUMENT NUMBER EIGHT THOUSAND THREE HUNDRED NINETY-SEVEN.
     BOOK NUMBER ONE HUNDRED NINETY.
     Mexico City, Federal District, on June twenty-third, nineteen ninety-nine.
     I, JOSÉ LUIS VILLAVICENCIO CASTAÑEDA, ESQ., Notary Public number two hundred eighteen in and for Mexico City, Federal District, hereby certify:
     A).- THE PROTOCOLIZATION OF DOCUMENTS GRANTED BEFORE A FOREIGN OFFICER, upon request of Mr. BORIS ALAIN OTTO LIRA, Esq.; and
     B).- THE INCORPORATION OF A CORPORATION grated by “REYNOLDS METALS COMPANY” and “SOUTHERN GRAPHIC SYSTEMS, MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, both herein represented by Mr. BORIS ALAIN OTTO LIRA, Esq. under the following background clauses:
BACKGROUND
     The appearing party submits before the undersigned the following documents:
     I.- A document in five pages with text only in front side, in the English and Spanish languages, except for the first page which text is in the English language, granted by Mr. Thomas L. Hammond, on behalf of “SOUTHERN GRAPHIC SYSTEMS, MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, on June eleventh, nineteen ninety-nine, containing a special power of attorney granted in favor of Messrs. JOAN L. WOLFORD, GUSTAVO A. VIDAL, BORIS ALAIN OTTO LIRA, JOSE ANTONIO CHAVEZ VARGAS and EDUARDO TRIULZI GARCIADIEGO, with the powers set out in such document, before DELL P. GILES, Notary Public in and for Henrico, State of Virginia, United States of America, whose signature is certified by the Secretary of Commonwealth of Virginia, United States of America, on June eighteenth, nineteen ninety-nine, under the terms of the Hague Convention, dated October fifth, nineteen seventy-one.
     I attach to the appendix as Exhibit “A” such document and as Exhibit “B” the translation of the text from the English language, prepared by Ms. María Elena Cruces R., Official Translator Authorized by the Superior Court of Justice of Mexico City, Federal District.
     In such document, the said Notary certified that “SOUTHERN GRAPHIC SYSTEMS, MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, is a corporation duly organized under Mexican laws and the representative of such corporation had been granted sufficient powers to grant such power of attorney.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. JOSE LUIS VILLAVICENCIO
CASTAÑEDA, ESQ., NOTARY PUBLIC NO. 218 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

     II.- A document in five pages with text only in front side, in the English and Spanish languages, except for the first page which text is in the English language, granted by Mrs. Donna C. Dabney, on behalf of REYNOLDS METALS COMPANY, on June eleventh, nineteen ninety-nine, containing a special power of attorney granted in favor of Messrs. JOAN L. WOLFORD, GUSTAVO A. VIDAL, BORIS ALAIN OTTO LIRA, JOSE ANTONIO CHAVEZ VARGAS and EDUARDO TRIULZI GARCIADIEGO, with the powers set out in such document, before DELL P. GILES, Notary Public in and for Henrico, State of Virginia, United States of America, whose signature is certified by the Secretary of Commonwealth of Virginia, United States of America, on June eighteenth, nineteen ninety-nine, under the terms of the Hague Convention, dated October fifth, nineteen seventy-one.
     I attach to the appendix as Exhibit “C” such document and as Exhibit “B” the translation of the text from the English language, prepared by Ms. María Elena Cruces R., Official Translator Authorized by the Superior Court of Justice of Mexico City, Federal District.
     In such document, the said Notary certified that REYNOLDS METALS COMPANY is a corporation duly organized under the laws of the United States of America, and the representative of such corporation had been granted sufficient powers to grant such power of attorney.
     III.- PERMIT.- A permit number “09020706” granted by the Secretaría de Relaciones Exteriores <Ministry of Foreign Affairs> on June eleventh, nineteen ninety-nine, file number “9909020272”, folio “20882”, that I attach to the appendix hereof as Exhibit “E”.
     In view of the foregoing, the appearing party grants the following:
CLAUSES
     Protocolization of documents granted before a Foreign Officer.
     FIRST.- The documents referred to in background first and second of this instrument are hereby protocolized under the terms of articles ninety-one and ninety-two of the Ley del Notariado <Notarial Law> for Mexico City, Federal District, attached to the appendix as Exhibits “A” and “C”, respectively.
     Incorporation.
     SECOND.- NAME.- “REYNOLDS METALS COMPANY” and “SOUTHERN GRAPHIC SYSTEMS, MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE both herein represented by Mr. BORIS ALAIN OTTO LIRA, Esq. hereby incorporate a Mexican Business Corporation under corporate name “REYNOLDS METALS COMPANY DE
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. JOSE LUIS VILLAVICENCIO
CASTAÑEDA, ESQ., NOTARY PUBLIC NO. 218 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

MEXICO” to be followed by the words SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, or its abbreviation by initials “S. DE R.L. DE C.V.”
     THIRD.- DOMICILE.- The domicile of the corporation is Mexico City, Federal District, Mexico.
     FOURTH.- DURATION.- The duration of the corporation shall be for ninety-nine years, from the date of this instrument.
     FIFTH.- CORPORATE PURPOSES.- The corporate purposes of the corporation are set out in article second of its By-laws.
     SIXTH.- FOREIGN SHAREHOLDERS.- The Corporation shall have the foreign shareholder admission clause.
     SEVENTH.- The Corporation so incorporated will be governed by the BY-LAWS that the appearing party submits to the undersigned approved and signed by him and that in eight pages I attach to the appendix of this instrument as exhibit “F”.
TRANSITORY CLAUSES
     EIGHTH.- The Corporation is incorporated with a minimum fixed capital stock in the amount of THREE THOUSAND MEXICAN PESOS, fully subscribed and paid for by incorporations in cash as follows:

SHAREHOLDERS	PARTNERSHIP INTERESTS	AMOUNT
“REYNOLDS METALS COMPANY”, herein represented as above-mentioned, one partnership interest, two thousand nine hundred seventy Mexican Pesos	1	$2,975.00
“SOUTHERN GRAPHIC SYSTEMS, MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, herein represented as above-mentioned, one partnership interest, thirty Mexican Pesos	1	$30.00
TOTAL:	2	$3,000.00
TWO PARTNERSHIP INTERESTS
THREE THOUSAND MEXICAN PESOS
     The minimum capital is in the amount of THREE THOUSAND MEXICAN PESOS, represented by two PARTNERSHIP INTERESTS.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. JOSE LUIS VILLAVICENCIO
CASTAÑEDA, ESQ., NOTARY PUBLIC NO. 218 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

     NINTH.- The appearing party recites that previously to this deed, Mr. Donald T. Cowles received the amount of THREE THOUSAND MEXICAN PESOS, paid for by subscribers above-mentioned, and which was deposited in the corporation cashier.
     TENTH.- The fiscal years will be for twelve months, except for the first fiscal year that will be irregular and will run from the execution date hereof and end on December thirty-first, nineteen ninety-nine.
     ELEVENTH.- Incorporator Shareholders of the corporation hereby RESOLVED:
     I.- That the business and affairs of the corporation will be managed by a Board of Directors, to be comprised by the following persons:
BOARD OF ADMINISTRATION

NAME	TITLE
DONALD T. COWLES	CHAIRMAN
D. MICHAEL ONES	DIRECTOR
JULIAN H. TAYLOR	DIRECTOR
     II.- The following persons are appointed as Officers of the corporation.
OFFICERS

Name	Title
J. T. WRIGHT	President of the Corporation
WILLIAM E. LEAHEY, JR.	Executive Vice President and Chief Financial Officer
D. MICHAEL JONES	Vice President and Chief Legal Officer
DOUGLAS M. JERROLD	Vice President, Taxes
ALLEN M. EAREHART	Senior Vice President, Comptroller
JULIAN H. TAYLOR	Vice President, Treasurer
DONNA C. DABNEY	Corporate Secretary and Deputy Chief Legal Officer
     A Power of Attorney is hereby granted upon Messrs. William E. Leahey, Jr., Allen M. Earehart, D. Michael Jones, Douglas M. Jerrold, Julian H. Taylor, Donna C. Dabney, Joan L. Wolford, Gustavo A. Vidal, Boris Alain Otto Lira and José Antonio Chávez Vargas, to be exercised jointly or severally:
     a).- A GENERAL POWER OF ATTORNEY FOR LAWSUITS AND COLLECTIONS under the terms of first paragraph, Article two thousand five hundred fifty-four of the Civil Code for Mexico City, Federal District and relative Articles of the Civil Codes of the States of the Mexican
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. JOSE LUIS VILLAVICENCIO
CASTAÑEDA, ESQ., NOTARY PUBLIC NO. 218 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

Republic, with all general and special powers, including those special powers which must be set forth under the Law, in accordance with Article two thousand five hundred eighty-seven of Civil Code for Mexico City, Federal District and relative Articles of the Civil Codes of the States of the Mexican Republic, to appear before any individual or corporation and before any Federal, State or Municipal judicial, administrative, civil, criminal or labor authority, including without limitation the power to initiate, prosecute and desist from any type of lawsuit or procedure, even the ‘amparo’ lawsuit, as well as to present accusations, file complaints, act as a party in criminal causes or as a co-party of the Attorney General and any and all powers necessary for all type of criminal causes.
     b).- A GENERAL POWER OF ATTORNEY FOR ACTS OF ADMINISTRATION, under the terms of second paragraph, Article two thousand five hundred fifty-four of the Civil Code for Mexico City, Federal District and relative Articles of the Civil Codes of the States of the Mexican Republic, with powers to administer the property and business of the Corporation, with all general and special powers, including those special powers which must be set forth under the Law.
     c).- A GENERAL POWER OF ATTORNEY, by delegation of the LEGAL REPRESENTATION OF GRANTOR CORPORATION, to act on behalf of such corporation severally or jointly in labor lawsuits or procedures under the terms and for the purposes of articles eleven, forty-six, forty-seven, one hundred thirty-four section three, five hundred twenty-three, six hundred ninety-two sections two and three, six hundred ninety-four, six hundred ninety-five, seven hundred eighty-six, seven hundred eighty-seven, eight hundred seventy-three, eight hundred seventy-four, eight hundred seventy-six, eight hundred seventy-eight, eight hundred eighty, eight hundred eighty-three, eight hundred eighty-four, eight hundred eighty-nine, and regarding applicable provisions under chapters two and seventeen, Title Fourteen of the Ley Federal del Trabajo <Federal Labor Law> in force, with the powers and rights regarding capacity as referred to in such articles. Likewise, the attorneys-in-fact are hereby granted A POWER OF ATTORNEY to act as EMPLOYER under the terms of article eleven of the Federal Labor Law. The POWER OF ATTORNEY so granted, the authority to delegate the LEGAL REPRESENTATION and the POWER OF ATTORNEY TO ACT AS EMPLOYER conferred upon, appointing the attorneys-in-fact as Human Resources Department Counsels hereunder, shall be exercised by the attorneys-in-fact with the following powers which are included without limitation: the attorneys-in-fact are authorized to act before the worker unions with whom the Corporation enters into collective bargaining agreements and for any effects regarding collective
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. JOSE LUIS VILLAVICENCIO
CASTAÑEDA, ESQ., NOTARY PUBLIC NO. 218 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

conflicts; the attorneys-in-fact may act before workers personally considered and for any effects regarding individual conflicts and, in general, for any worker-employer matters and before labor and social welfare authorities referred to in article five hundred twenty-three of the Federal Labor Law; the attorneys-in-fact are authorized to appear before Local or Federal Conciliation and Arbitration Boards. Consequently, the attorneys-in-fact may act as legal representatives of the corporation, appear to labor lawsuits with all authority and powers conferred upon hereunder, and may act as EMPLOYER for the purposes articles eleven, forty-six, forty-seven and as LEGAL REPRESENTATIVES of the Corporation with the purpose to prove their authority and capacity within or without trials, under the terms of article six hundred ninety-two, sections second and third; the attorneys-in-fact may appear to submit confessional evidence under the terms of articles seven hundred eighty-seven and seven hundred eighty-eight of the Federal Labor Law, with powers to answer and make interrogatories and submit confessional evidence in all its parts; the attorneys-in-fact may designate domiciles for correspondence under the terms of article eight hundred seventy-six; they may appear as LEGAL REPRESENTATIVES with all sufficient powers to hearing set out in article eight hundred seventy-three in the three conciliation stages, lawsuit and exception and evidence offering and admission, under the terms of articles eight hundred seventy-five, eight hundred seventy-six, eight hundred seventy-eight, eight hundred seventy-nine and eight hundred eighty; the attorneys-in-fact may also attend the hearing to submit evidence under the terms of articles eight hundred seventy-three and eight hundred seventy-four; likewise the attorneys-in-fact are authorized to offer and accept conciliation settlements, to enter into transactions, to make any type of decisions, negotiate and execute labor agreements under the terms of the instructions of grantor, to negotiate and execute judicial or extrajudicial labor agreements, to promote the ‘amparo’ lawsuit and desist therefrom; likewise the attorneys-in-fact may act as the LEGAL REPRESENTATIVES OF THE CORPORATION as administrators regarding any type of individual or collective labor lawsuits and procedures initiated before any authorities; they may enter into labor agreements and rescind such agreement, offer restitution of job, answer all type of lawsuits, claims or summons, thus, grantor hereby ratifies any action of the attorneys-in-fact in such hearings.
     d).- A special power of attorney to file all type of notices and tax returns, as well as to receive in the name and on behalf of the corporation all type of notices and documents by tax authorities.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. JOSE LUIS VILLAVICENCIO
CASTAÑEDA, ESQ., NOTARY PUBLIC NO. 218 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

     V.- A general power of attorney to open all type of banking accounts and draw against such accounts, is granted to Messrs. Joan Wolford and Gustavo A. Vidal, to be exercised in accordance with the following:
     a).- The attorneys-in-fact may act jointly or severally in any operations up the amount of one thousand two hundred fifty Dollars, legal currency of the United States of America.
     b).- The attorneys-in-fact may act jointly both of them or any one of them with any other attorney-in-fact of the corporation having granted same powers to draw cheques up to the amount of nine thousand five hundred Dollars, legal currency of the United States of America.
     VI.- The following powers are granted in favor of Messrs. DONALD T. COWLES and J. T. WRIGHT to be exercised jointly or severally:
     a).- A GENERAL POWER OF ATTORNEY FOR LAWSUITS AND COLLECTIONS under the terms of first paragraph, Article two thousand five hundred fifty-four of the Civil Code for Mexico City, Federal District and relative Articles of the Civil Codes of the States of the Mexican Republic, will all general and special powers under the terms of Article two thousand five hundred eighty-seven of Civil Code for Mexico City, Federal District and relative Articles of the Civil Codes of the States of the Mexican Republic, to appear before any individual or corporation and before any Federal, State or Municipal judicial, administrative, civil, criminal or labor authority, including without limitation the power to initiate, prosecute and desist from any type of lawsuit or procedure, even the ‘amparo’ lawsuit, as well as to present accusations, file complaints, act as a party in criminal causes or as a co-party of the Attorney General and any and all powers necessary for all type of criminal causes.
     b).- A GENERAL POWER OF ATTORNEY FOR ACTS OF ADMINISTRATION, under the terms of second paragraph, Article two thousand five hundred fifty-four of the Civil Code for Mexico City, Federal District and relative Articles of the Civil Codes of the States of the Mexican Republic, with powers to administer the property and business of the corporation, with all general and special powers, including those special powers which must be set forth under the Law.
     c).- A GENERAL POWER OF ATTORNEY FOR ACTS OF DOMAIN, under the terms of third paragraph, Article two thousand five hundred fifty-four of the Civil Code for Mexico City, Federal District and relative Articles of the Civil Codes of the States of the Mexican Republic, with powers for acts of domain regarding the property and rights of the corporation, such as sell, encumber, etc., including those special powers which must be set forth under the Law.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. JOSE LUIS VILLAVICENCIO
CASTAÑEDA, ESQ., NOTARY PUBLIC NO. 218 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

     d).- A GENERAL POWER OF ATTORNEY, by delegation of the LEGAL REPRESENTATION OF GRANTOR CORPORATION, to act on behalf of such corporation severally or jointly in labor lawsuits or procedures under the terms and for the purposes of articles eleven, forty-six, forty-seven, one hundred thirty-four section three, five hundred twenty-three, six hundred ninety-two sections two and three, six hundred ninety-four, six hundred ninety-five, seven hundred eighty-six, seven hundred eighty-seven, eight hundred seventy-three, eight hundred seventy-four, eight hundred seventy-six, eight hundred seventy-eight, eight hundred eighty, eight hundred eighty-three, eight hundred eighty-four, eight hundred eighty-nine, and regarding applicable provisions under chapters two and seventeen, Title Fourteen of the Federal Labor Law in force, with the powers and rights regarding capacity as referred to in such articles. Likewise, the attorneys-in-fact are hereby granted A POWER OF ATTORNEY to act as EMPLOYER under the terms of article eleven of the Federal Labor Law. The POWER OF ATTORNEY so granted, the authority to delegate the LEGAL REPRESENTATION and the POWER OF ATTORNEY TO ACT AS EMPLOYER conferred upon, appointing the attorneys-in-fact as HUMAN RESOURCES Department Counsels hereunder, shall be exercised by the attorneys-in-fact with the following powers which are included without limitation: the attorneys-in-fact are authorized to act before the worker unions with whom the Corporation enters into collective bargaining agreements and for any effects regarding collective conflicts; the attorneys-in-fact may act before workers personally considered and for any effects regarding individual conflicts and, in general, for any worker-employer matters and before labor and social welfare authorities referred to in article five hundred twenty-three of the Federal Labor Law; the attorneys-in-fact are authorized to appear before Local or Federal Conciliation and Arbitration Boards. Consequently, the attorneys-in-fact may act as legal representatives of the corporation, appear to labor lawsuits with all authority and powers conferred upon hereunder, and may act as EMPLOYER for the purposes articles eleven, forty-six, forty-seven and as LEGAL REPRESENTATIVES of the Corporation with the purpose to prove their authority and capacity within or without trials, under the terms of article six hundred ninety-two, sections second and third; the attorneys-in-fact may appear to submit confessional evidence under the terms of articles seven hundred eighty-seven and seven hundred eighty-eight of the Federal Labor Law, with powers to answer and make interrogatories and submit confessional evidence in all its parts; the attorneys-in-fact may designate domiciles for correspondence under the terms of article eight hundred seventy-six; they may appear as LEGAL REPRESENTATIVES with all sufficient powers to hearing set out in article eight hundred seventy-three in the three conciliation
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. JOSE LUIS VILLAVICENCIO
CASTAÑEDA, ESQ., NOTARY PUBLIC NO. 218 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

stages, lawsuit and exception and evidence offering and admission, under the terms of articles eight hundred seventy-five, eight hundred seventy-six, eight hundred seventy-eight, eight hundred seventy-nine and eight hundred eighty; the attorneys-in-fact may also attend the hearing to submit evidence under the terms of articles eight hundred seventy-three and eight hundred seventy-four, all such articles of the Federal Labor Law in force; likewise the attorneys-in-fact are authorized to offer and accept conciliation settlements, to enter into transactions, to make any type of decisions, negotiate and execute judicial or extrajudicial labor agreements, to promote the ‘amparo’ lawsuit and desist therefrom; likewise the attorneys-in-fact may act as the LEGAL REPRESENTATIVES OF THE CORPORATION as administrators regarding any type of individual or collective labor lawsuits and procedures initiated before any authorities; they may enter into labor agreements and rescind such agreement, offer restitution of job, answer all type of lawsuits, claims or summons, thus, grantor hereby ratifies any action of the attorneys-in-fact in such hearings.
     e).- A POWER OF ATTORNEY TO SUBSCRIBE NEGOTIABLE INSTRUMENTS.
     To issue, grant, subscribe, endorse, guarantee and otherwise negotiate with negotiable instruments, bind the corporation regarding exchange matters under the terms of Article nine of the Ley General de Títulos y Operaciones de Crédito <General Negotiable Instruments and Credit Operations Law>, including to contract all type of banking accounts and draw cheques against such accounts.
     f).- A special power of attorney to file all type of notices and tax returns, as well as to receive in the name and on behalf of the corporation all type of notices and documents by tax authorities.
     g).- A power of attorney to delegate their powers expressly retaining for itself their powers, grant and revoke any general and special powers, within the scope of their powers.
     TWELFTH.- I warned the appearing party that regarding the positions of foreign members of the Board of Directors, officers and attorneys-in-fact, if any, that their duties performed within the United Mexican States are subject to previously obtain the immigration permit necessary to be issued by the Secretaría de Gobernación <Department of the Interior>.
     THIRTEENTH.- The appearing party stated that he will proceed to register the corporation hereby incorporated with the National Registry of Foreign Investments.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. JOSE LUIS VILLAVICENCIO
CASTAÑEDA, ESQ., NOTARY PUBLIC NO. 218 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

CAPACITY
     Mr. BORIS ALAIN OTTO LIRA, proves his capacity as representative of “SOUTHERN GRAPHIC SYSTEMS, MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE and “REYNOLDS METALS COMPANY” by means of the documents attached to the appendix of this instrument as Exhibits “A” and “C”, respectively.
     I, THE NOTARY HEREBY CERTIFY: I.- That I personally know the appearing party who in my opinion has the legal capacity to carry out this deed; II.- The appearing party recites that her principal have the legal capacity and that the powers exercised by him remain have not been revoked nor limited; III.- That his PERSONAL DATA are: Mexican, place of birth Mexico City, Federal District, on May eighteenth, nineteen seventy, married, attorney-in-fact, his domicile is Paseo de la Reforma 2620, piso 4, Colonia Lomas Altas, Mexico City, Federal District; IV.- That I warned the appearing party on his obligation to provide the undersigned with the registration of the Corporation with the Federal Taxpayer Registry and, otherwise I will file the notice referred to in article twenty-seven of Fiscal Code of the Federation; V.- The above mentioned and inserted information are true copy from their originals I had under sight; VI.- I read this entire notarial instrument to the appearing party and explained its value, contents and legal consequences and scope; and VII.- Once the appearing party was aware on the contents hereof and being informed on her right to personally read this notarial instrument, she agreed with it and recognized having fully understood it and granted it by signing on the date hereof, THIS DEED that I DO AUTHORIZE. I ATTEST.
     Signature of Mr. BORIS ALAIN OTTO LIRA. (Signature).
     Signature of Mr. JOSE LUIS VILLAVICENCIO CASTAÑEDA, ESQ. (Authorizing Seal)
     ARTICLE TWO THOUSAND FIVE HUNDRED FIFTY-FOUR OF CIVIL CODE FOR MEXICO CITY, FEDERAL DISTRICT.
     “In the general powers of attorney for lawsuits and collections, it shall be sufficient to state that it is granted with all general and special powers, including those powers which according to the law require a special clause, to be deemed as granted without limitation whatsoever.
     In the general powers of attorney for administration of property, it shall be sufficient to state that they are granted with such character in order for the attorney-in-fact is authorized for any kind of administrative powers.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. JOSE LUIS VILLAVICENCIO
CASTAÑEDA, ESQ., NOTARY PUBLIC NO. 218 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

     In the general powers of attorney for acts of domain it shall be sufficient to state that they are granted with such character in order for the attorney-in-fact to have all faculties as owner, either in connection with the property and to carry out any kind of actions to prevent them.
     Whenever the powers of attorneys-in-fact shall be limited in any of the three cases above-mentioned, the limitations shall be stated within the power of attorney granted or the power of attorney shall be special.
     The notaries shall insert the text of this article within the deeds of the powers of attorney granted.”
THIS IS TO CERTIFY: That this is a true and complete copy from its original which I issue for fiscal purposes.- I attest.- JOSE LUIS VILLAVICENCIO CASTAÑEDA, Notary Public No. 218 in and for Mexico City, Federal District.
Mexico City, Federal District on June TWENTY-THIRD, nineteen ninety nine.
gma*
/S/
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. JOSE LUIS VILLAVICENCIO
CASTAÑEDA, ESQ., NOTARY PUBLIC NO. 218 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

BY-LAWS
ARTICLE FIRST. NAME
     This corporate name of this corporation, which is a business corporation organized under the laws of the Mexican Republic shall be “REYNOLDS METALS COMPANY DE MEXICO” to be followed by the words “SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE”, or its abbreviation by initials “S. DE R.L. DE C.V.”
ARTICLE SECOND.CORPORATE PURPOSES
     The corporate purposes will be:
     A) The manufacture, purchase or otherwise acquire, hold, have, mortgage, pledge, sell, assign and transfer or otherwise dispose of, invest, trade, negotiate with products, goods and merchandise and personal and real estate property of any class and description, as well as to render all type of services, counseling and consulting services, both to individuals and corporations through its own or third parties personnel.
     B) To construct or have constructed at any land owned, possessed and occupied by the Corporation, buildings or any other structure and appurtenances and re-construct, extend, modify or improvise any buildings or other structures constructed at present or in the future, on any land it is the owner, possessor or occupant.
     C) To obtain registrations with governmental authorities whether required under the law or that the corporations may deem them advisable, such as those necessary to operate as a ‘maquiladora’ <in-bond> industry under the terms of applicable laws or the Programa de Importación Temporal (PITEX) <Temporary Importation Program for Exportation> or any other available at such time or thereafter, under Mexican laws.
     D) To purchase, sell, assign, grant and take in lease, possess, use, exploit or acquire by any other means all class of personal or real estate property as may be necessary or advisable to carry out its activities.
     E) To operate as holder or control shares and partnership interest of all class of civil or business partnerships or corporations and acquire and alienate by any legal means, all type of shares, partnership interests, debentures, certificates, bonds and other instruments issued by such entities.
     F) To acquire, alienate, use, exploit and license all class of patents, trademarks, trade names, industrial designs, certificates of invention and all class of industrial or intellectual property rights.
     G) To subscribe, issue, grant and endorse all class of negotiable and credit instruments, as well as to contract all type of loans, either as creditor or borrower and grant all class of securities regarding own or third party’s obligations.
     H) To act as intermediary, factor, commissioner, agent, dependent, consignee or representative of all class of persons and corporations.
     I) In general, carry out all acts and enter into all agreements as may be necessary or advisable to carry out its activities.
     The Corporation may carry out any of the above-mentioned acts provided that the amount does not exceed Five million Dollars (USD$5,000,000.00) Legal Currency of the United States of America.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. JOSE LUIS VILLAVICENCIO
CASTAÑEDA, ESQ., NOTARY PUBLIC NO. 218 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

ARTICLE THIRD. DOMICILE
     The corporate domicile is Mexico City, Federal District, Mexico.
     Notwithstanding the foregoing, the Director or Board of Directors of the Corporation, as the case may be, are authorized to establish branches, agencies, and representative offices at any place within the Mexican Republic or abroad, as well as to designate domiciles for correspondence for contracting, determining or certain contractual effects or specific effects.
ARTICLE FOURTH. DURATION
     The duration of the corporation will be for NINETY-NINE (99) years from the date of this instrument.
ARTICLE FIFTH. NATIONALITY
     The Corporation will be of Mexican nationality, current or future foreign shareholders expressly agree with the Ministry of Foreign Affairs to be considered as nationals regarding the partnership interest they acquire, as well as the rights and obligations under any agreements entered into by the corporation with any Mexican authority and not to invoke for such reason the protection of their Government, subject to the loss of such partnership interests to the benefit of Mexican Nation.
     The foregoing text will be inserted in the Special Shareholder Registry and in the certificates of partnership interest.
ARTICLE SIXTH. CAPITAL STOCK
     The capital stock of the Corporation is variable.
     Minimum fixed capital stock without withdrawal right is in the amount of THREE THOUSAND MEXICAN PESOS (Mx$3,000.00) fully subscribed and paid for.
     Variable portion of capital stock is unlimited.
     The capital stock will be represented by many partnership interests as the number of Shareholders of the Corporation and each Shareholder will have no more than one partnership interest.
     The capital stock will be divided in partnership interests that may be of different value and class, but in any case the value thereof will be ONE PESO or multiples of one Peso.
     The documents representing partnership interests subscribed by Mexican investors will correspond to Series “A” and those representing partnership interests subscribed by foreign investors will correspond to Series “B” of free subscription.
ARTICLE SEVENTH. LIABILITY REGIME
     The regimen adopted by the Corporation is as a limited liability corporation, thus, each shareholder will be liable for the Corporation obligations exclusively up to the amount of his contribution to capital stock.
ARTICLE EIGHTH. PARTNERSHIP INTERESTS
     Each partnership interest will have the value of the contribution of the respective shareholder.
     The shareholders will have no more than one partnership interest. In case any shareholder makes a new contribution or acquires all or part of a partnership interest of any
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. JOSE LUIS VILLAVICENCIO
CASTAÑEDA, ESQ., NOTARY PUBLIC NO. 218 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

other shareholder, the value of such partnership interest will be increased in proportion to value of new contribution or acquisition. Without preventing the unit of each partnership interest, partnership interests will be subject to be fractioned, so that a partial assignment may be made under the terms of the law and the provisions of these by-laws, but shareholders shall not have a partnership interest less than ONE PESO.
     The acquisition of a partnership interest binds the holder under the terms of this instrument.
     The certificates issued to cover partnership interests ARE NOT negotiable and such certificates may be only partially or totally assigned, upon unanimous agreement of all shareholders and under the terms of articles 389, 391 of the Commerce Code and Article NINE of these By-laws. No assignment of partnership interests will be effective nor registered in the Special Shareholders Registry, if they do not comply with all requirements provided for.
ARTICLE NINTH. PARTNERSHIP INTERESTS ASSIGNMENT
     The partnership interests may not be assigned by shareholders, without unanimous consent of all other shareholders. Any assignment or transfer or intention to assign a partnership interest by any shareholder, contravening the foregoing provision shall be null and void.
     Any assignment of a partnership interest contravening the provisions of the preceding paragraph, shall cause the dissolution of the corporation under the terms of Article TWENTY-FIRST of these By-laws.
     When the said assignment is authorized in favor of a person not related to the Corporation, the other shareholders will have the preemptive right and will have a 30-day-term to exercise such right, from the date when the meeting authorizing such assignment. In case of several shareholders who are willing to exercise such right, it shall correspond to all of them in proportion of their respective contributions.
     For the purposes of this instrument, it shall be deemed as an assignment any transfer, sale, pledge or other disposition, whether voluntary or involuntary regarding a partnership interest of the Corporation.
     Notwithstanding the foregoing, in case the Assignment is made due to the death of any shareholders or involuntary under the terms of law, shareholders of remaining partnership interests may, by unanimous vote, admit the assignee or acquirer of such partnership interest as a shareholder of the Corporation.
     For the purposes of this instrument, the term “shareholder” shall include any owner of beneficial rights of a partnership interest in the Corporation.
ARTICLE TENTH. SPECIAL SHAREHOLDERS REGISTRY
     The Corporation shall keep a Special Shareholders Book, containing the name, domicile and nationality of each Shareholder, indicating the amount of their contributions, as well as any assignment or transfer of partnership interests. Any transformation of partnership interests, shall not be effective regarding a third party but until after it is registered in such registry. Any person proving beneficial interest, will be authorized to review the said registry, which shall be under the custody of the Director or the Board of Directors, as the case may be, who will be jointly and individually responsible for the preservation thereof and the veracity of the information contained in such registry.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. JOSE LUIS VILLAVICENCIO
CASTAÑEDA, ESQ., NOTARY PUBLIC NO. 218 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

     The shareholders may require the Corporation a certified certificate of their partnership interest.
ARTICLE ELEVENTH. INCREASE AND REDUCTION TO CAPITAL STOCK
     Any increase and reduction to capital stock will be authorized by the General Meeting of Shareholders, under the following terms:
     1.- Variable portion of capital stock will be subject to increase by further contributions of shareholders or by admittance of new shareholders, provided that in the latter case, the unanimous consent of all shareholders will be necessary.
     In case of increase to capital stock, the shareholders will have, in proportion to their partnership interests, the preemptive right to subscribe the increase authorized, which will be paid under the terms of the Meeting resolution.
     The preemptive right referred to in the preceding paragraph, shall be exercised within a term of fifteen (15) days from the date when each shareholder recognized as such by the Corporation is notified in writing on the resolution authorizing the capital increase. In case shareholders subscribe the capital increase authorized they are entitled to within the said fifteen (15)-day-term, the new partnership interests issued representing the increase to capital stock and not subscribed by any of the shareholders, may be acquired by other personas, upon prior authorization of the subsequent General Meeting of Shareholders.
     No capital increase may be authorized without the previous subscriptions have been fully paid for.
     2.- The reductions to capital stock may be made in any of the following forms:
     A).- By partial or total withdrawal of the contribution of a shareholder, in such a case, the provisions under articles two hundred twenty and two hundred twenty-one of the Ley General de Sociedades Mercantiles <General Business Corporations Law>.
     B).- By resolution of the Meeting of Shareholders, which will establish the form of amortization of partnership interests, as well as the effective date of the amortization.
     The capital stock may not be reduced below the minimum fixed established under this instrument.
     3.- All resolutions regarding reduction to capital stock will be adopted for all partnership interests, under the terms of the following paragraphs.
     A).- The Meeting of Shareholders authorizing a reduction to capital stock will determine the conditions under which such reduction will be made.
     B).- Once a reduction to capital stock is authorized, a copy of such resolution will be distributed to each of the shareholders, granting the right to amortize their partnership interests in proportion to the reduction to capital stock so agreed. Such right shall be exercised within fifteen (15) days following the date when such reduction to capital stock is notified.
     C).- If within the term set forth, an amortization request is made by shareholders corresponding to reduced capital, the partnership interests of the shareholders requiring so, will be amortized on the date fixed for such purpose.
     D).- If the amortization requests exceed the capital stock to be reduced, the reduction amount of capital stock will be distributed among the shareholders requiring so, in proportion to
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. JOSE LUIS VILLAVICENCIO
CASTAÑEDA, ESQ., NOTARY PUBLIC NO. 218 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

value of their partnership interests and the amortization will be carried out on the date fixed for such purposes.
     E).- If amortization requests are not equal to capital stock to be reduced, the partnership interests of shareholders requiring the amortization will be reimbursed and the remaining of the reduction to capital stock will be carried out by raffle before a Notary Public or Commercial Notary Public, until the amortization amount is equal to reduction to capital stock, is authorized.
     Notwithstanding the foregoing, total or partial reimbursement of partnership interests of any shareholder shall not become effective until the end of Fiscal Year if the notice or raffle is made before last quarter of current fiscal year, and if carried out thereafter, it shall become effective at the end of following fiscal year.
     4.- Variations to capital stock shall be registered in the registry kept by the Corporation for such purposes.
     5.- No protocolization before a Notary Public is necessary regarding the resolutions for variations to capital stock exceeding the minimum fixed.
ARTICLE TWELFTH. MANAGEMENT
     The business and affairs of the Corporation will be managed as the shareholders may determine, by one or more Directors, who need not to be shareholders of the Corporation or not related persons, they shall hold office for one (1) year until their successor or successors are appointed and qualified. The shareholders shall, at any time, have the right to revoke the Director or Directors appointment.
     In case of two or more Directors appointed, they shall be the members of the Board of Directors, which resolutions regarding the corporate businesses shall be adopted by majority vote.
     Directors shall be exempted from any liability regarding the business unknown by them or for which they voted against.
     The liability action against Directors, to the benefit of the Corporation, for the reimbursement of corporate patrimony shall be the responsibility of the Meeting of Shareholders and also, individually, of the shareholders, unless the Meeting of Shareholders resolves by vote of third fourths of capital stock, to release the Director or Directors from any liability. The Directors may be also liable to creditors of the Corporation, but such liability shall not be applicable to the receiver of the Corporation, until adopting a resolution authorizing the bankruptcy of the Corporation.
ARTICLE THIRTEENTH. POWERS OF THE DIRECTOR OR BOARD OF DIRECTORS
     The Director or Board of Directors, as the case may be, will be authorized to act on behalf of the Corporation and may use the corporate name before any individual or corporation and before any Federal, State, Municipal, Administrative or judicial authorities, before arbitrators and arbitrators in equity and before labor authorities under the terms of article eleven, six hundred ninety-two, six hundred eighty-six and eight hundred seventy-six of the Federal Labor Law and will be authorized with most ample powers conferred upon the law to manage the Corporation businesses, enter into agreements in the name of the Corporation and dispose of its assets, with absolute power and only subject to the liability they may have under the terms of law.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. JOSE LUIS VILLAVICENCIO
CASTAÑEDA, ESQ., NOTARY PUBLIC NO. 218 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

     Particularly, the Director or Board of Directors shall be conferred upon all the powers corresponding to an attorney-in-fact who is granted a general power of attorney and thus, they may take part in any class of operations as representatives of the Corporation subject to the limitation and as ample as provided for under the terms of Article two thousand five hundred fifty-four of the Civil Code for Mexico City, Federal District and relative Articles of the Civil Codes of the States of the Mexican Republic. Consequently, the Director or Board of Directors shall be authorized including without limitation to exercise the following powers:
a).- A GENERAL POWER OF ATTORNEY FOR LAWSUITS AND COLLECTIONS
     Under the terms of first paragraph, Article two thousand five hundred fifty-four of the Civil Code for Mexico City, Federal District and relative Articles of the Civil Codes of the States of the Mexican Republic, with all general and special powers, including those special powers which must be set forth under the Law, in accordance with Article two thousand five hundred eighty-seven of Civil Code for Mexico City, Federal District and relative Articles of the Civil Codes of the States of the Mexican Republic, to appear before any individual or corporation and before any Federal, State or Municipal judicial, administrative, civil, criminal or labor authority, including without limitation the power to initiate, prosecute and desist from any type of lawsuit or procedure, even the ‘amparo’ lawsuit, as well as to present accusations, file complaints, act as a party in criminal causes or as a co-party of the Attorney General and any and all powers necessary for all type of criminal causes.
b).- A GENERAL POWER OF ATTORNEY FOR ACTS OF ADMINISTRATION
     Under the terms of second paragraph, Article two thousand five hundred fifty-four of the Civil Code for Mexico City, Federal District and relative Articles of the Civil Codes of the States of the Mexican Republic, with powers to administer the property and business of the Corporation, with all general and special powers, including those special powers which must be set forth under the Law.
c).- A GENERAL POWER OF ATTORNEY FOR ACTS OF DOMAIN
     Under the terms of third paragraph, Article two thousand five hundred fifty-four of the Civil Code for Mexico City, Federal District and relative Articles of the Civil Codes of the States of the Mexican Republic, with powers to carry out acts of domain regarding the property and rights of the Corporation, such as sell, encumber, etcetera, including any acts to be set out under the law without any limitation whatsoever.
d).- A GENERAL POWER OF ATTORNEY, by delegation of the LEGAL REPRESENTATION OF GRANTOR CORPORATION, to act on behalf of such corporation severally or jointly in labor lawsuits or procedures under the terms and for the purposes of articles eleven (11), forty-six (46), forty-seven (47), one hundred thirty-four (34) section three (III), five hundred twenty-three (523), six hundred ninety-two (692) sections two (II) and three (III), six hundred ninety-four (694), six hundred ninety-five (695), seven hundred eighty-six (786), seven hundred eighty-seven (787), eight hundred seventy-three (873), eight hundred seventy-four (874), eight hundred seventy-six (876), eight hundred seventy-eight (878), eight hundred eighty (880), eight hundred eighty-three (883), eight hundred eighty-four (884), eight hundred eighty-nine (889), and regarding applicable provisions under chapters two (II) and seventeen (XVII), Title Fourteen of the Federal Labor Law in force, with the powers and rights regarding capacity as referred to in such articles. Likewise, the attorneys-in-fact are hereby granted A POWER OF ATTORNEY to act as EMPLOYER under the terms of article eleven (11) of the Federal Labor Law. The POWER OF ATTORNEY so granted, the authority to delegate the LEGAL REPRESENTATION
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. JOSE LUIS VILLAVICENCIO
CASTAÑEDA, ESQ., NOTARY PUBLIC NO. 218 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

and the POWER OF ATTORNEY TO ACT AS EMPLOYER conferred upon, appointing the attorneys-in-fact as HUMAN RESOURCES Department Counsels hereunder, shall be exercised by the attorneys-in-fact with the following powers which are included without limitation: the attorneys-in-fact are authorized to act before the worker unions with whom the Corporation enters into collective bargaining agreements and for any effects regarding collective conflicts; the attorneys-in-fact may act before workers personally considered and for any effects regarding individual conflicts and, in general, for any worker-employer matters and before labor and social welfare authorities referred to in article five hundred twenty-three (523) of the Federal Labor Law; the attorneys-in-fact are authorized to appear before Local or Federal Conciliation and Arbitration Boards. Consequently, the attorneys-in-fact may act as legal representatives of the corporation, appear to labor lawsuits with all authority and powers conferred upon hereunder, and may act as EMPLOYER for the purposes articles eleven (11), forty-six (46), forty-seven (47) and as LEGAL REPRESENTATIVES of the Corporation with the purpose to prove their authority and capacity within or without trials, under the terms of article six hundred ninety-two (692), sections second (II) and third (III); the attorneys-in-fact may appear to submit confessional evidence under the terms of articles seven hundred eighty-seven (787) and seven hundred eighty-eight (788) of the Federal Labor Law, with powers to answer and make interrogatories and submit confessional evidence in all its parts; the attorneys-in-fact may designate domiciles for correspondence under the terms of article eight hundred seventy-six; they may appear as LEGAL REPRESENTATIVES with all sufficient powers to hearing set out in article eight hundred seventy-three (873) in the three conciliation stages, lawsuit and exception and evidence offering and admission, under the terms of articles eight hundred seventy-five (875), eight hundred seventy-six (876), eight hundred seventy-eight (878), eight hundred seventy-nine (879) and eight hundred eighty (880); the attorneys-in-fact may also attend the hearing to submit evidence under the terms of articles eight hundred seventy-three (873) and eight hundred seventy-four (874), all articles of the Federal Labor Law in force; likewise the attorneys-in-fact are authorized to offer and accept conciliation settlements, to enter into transactions, to make any type of decisions, negotiate and execute labor agreements under the terms of the instructions of grantor, to negotiate and execute judicial or extrajudicial labor agreements, to promote the ‘amparo’ lawsuit and desist therefrom; likewise the attorneys-in-fact may act as the LEGAL REPRESENTATIVES OF THE CORPORATION as administrators regarding any type of individual or collective labor lawsuits and procedures initiated before any authorities; they may enter into labor agreements and rescind such agreement, offer restitution of job, answer all type of lawsuits, claims or summons, thus, grantor hereby ratifies any action of the attorneys-in-fact in such hearings.
e).- A POWER OF ATTORNEY TO SUBSCRIBE NEGOTIABLE INSTRUMENTS
     To issue, grant, subscribe, endorse, guarantee and otherwise negotiate with negotiable instruments, bind the Corporation regarding exchange matters under the terms of Article nine (9) of the General Negotiable Instruments and Credit Operations Law, including to contract all type of banking accounts and draw cheques against such accounts.
     To adopt the resolutions at the meeting of shareholders, as well as to construct and provide the best application and compliance with.
     To delegate their powers expressly retaining for themselves their powers, grant and revoke any general and special powers, in accordance with the circumstance, within the scope of the powers conferred upon the Director or the Board of Directors, as well as to revoke the powers granted.
ARTICLE FOURTEENTH. MEETING OF THE BOARD OF DIRECTORS
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. JOSE LUIS VILLAVICENCIO
CASTAÑEDA, ESQ., NOTARY PUBLIC NO. 218 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

     The Meeting of the Board of Directors shall met with the periodicity as it may determine or at any time provided that it is called by the Chairman by written notice of meeting sent to remaining Directors at least five calendar days before the date fixed for the meeting and establishing the place of the meeting which may be within or without the corporate address.
     In order for the Board of Directors’ meetings to be valid, at least shall be present the majority members and their resolutions shall be valid if adopted by majority of those present. The Chairman shall have casting vote in case of tie.
     The minutes shall be prepared for all meetings, to be inserted in the minutes’ book kept by the Corporation for such purposes, and will be signed by all those present.
ARTICLE FIFTEENTH. MEETING OF SHAREHOLDERS
     The meeting of shareholders is the supreme governing body of the Corporation and will be granted all the powers set out in ARTICLE THIRTEENTH conferred upon the governing body, and besides, it will be exclusively authorized to resolve the following businesses:
     a) Discussion, approval, amendment or rejection of balance sheets of fiscal year.
     b) Profit sharing of the corporation.
     c) Appointment and removal of Directors.
     e) Resolution to appoint the Surveillance Committee.
     f) Resolution to demand additional contributions and accessory benefits.
     g) To initiate actions against corporate bodies or against the shareholders to demand payment for damages.
     h) To authorize the assignment of partnership interests and admission of new shareholders.
     i) Resolve on capital stock increases and reductions.
     j) Amendments to articles of incorporation.
     k) Dissolution of the Corporation
     l) Any other corresponding under the terms of the Law of these By-laws.
ARTICLE SIXTEENTH.NOTICE OF MEETINGS
     The Meetings of Shareholders will be called in accordance with the following provisions:
A) Will be called by the Director or any member of the Board of Directors, as the case may be; by the Surveillance Committee and in the absence of such call, by the shareholders representing more than one third of the capital stock.
B) The notice of the Meetings of Shareholders shall contain the agenda, date and time fixed for the meeting; they shall be notified in person to each shareholder, by a letter sent by certified mail acknowledgement of receipt required, at least eight (8) days before the meeting date.
C) No notice of meeting shall be required if at the date of the Meeting all the shareholders of the Corporation are present thereat.
D) If the Meeting cannot be held on the day fixed for such purposes, a second notice of meeting will be sent indicating the circumstance.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. JOSE LUIS VILLAVICENCIO
CASTAÑEDA, ESQ., NOTARY PUBLIC NO. 218 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

ARTICLE SEVENTEENTH. CONDUCT OF MEETINGS
     The Meetings of Shareholders shall meet at least once in a year within the fourth months following the closing of each fiscal year.
     The Meetings of Shareholders shall meet at the corporate domicile and shall be presided over by the chair person designated by the meeting for such purpose, a secretary shall be also designated who will be the responsible to prepare the minutes and a scrutineer.
     The shareholders shall have the right to attend the Meeting by proxy duly designated in writing signed in a general power of attorney or proxy granted before two witnesses.
     The minutes of the Meetings of Shareholders indicating specifically the meeting date, businesses brought unto consideration of the meeting, resolutions adopted and any other pertinent information shall be transcribed in the Meetings Minutes’ Book of the Corporation, an attendance list, notices of meeting and any other document related thereto, will be attached to the Appendix. The minutes shall certify the votes regarding each resolutions and will be signed by the chair person and secretary of the corresponding Meeting of Shareholders.
ARTICLE EIGHTEENTH. RESOLUTIONS
     The resolutions and agreements at the Meetings of Shareholders shall be always adopted at the original meetings or adjourned meetings once or more times, as follows:
A).- At original meetings, the resolutions shall be adopted by majority vote of shareholders representing at least a half of capital stock.
If quorum set out in the preceding paragraph (at least 50% of capital stock) is not met in the original meeting, the shareholders shall be called to meeting once again and the resolutions shall be adopted as set out hereinbelow.
B).- In adjourned meetings once, the resolutions will be also adopted by majority votes, whatever the proportion of capital stock is represented thereat.
C).- In those businesses constituting an amendment to articles of incorporation for which these by-laws do not provide for a higher percentage, the vote of shareholders representing at least three fourths of capital stock shall be necessary.
D).- In case of an amendment to the corporate purposes, to provisions to determine and increase obligations of shareholders and any other cases provided for by the by-laws, unanimous vote of all shareholders of the corporation shall be required.
E).- All shareholder will have the right to participate in the resolutions adopted at the meetings and will be entitled to cast one vote per each ONE PESO AND 00/100 (Mx$1.00) of his contribution or partnership interest.
F).- Shareholders will have the right to attend the meetings in person or by proxy designated in writing under a general power of attorney or proxy granted before two witnesses.
G).- The resolutions duly adopted shall be mandatory for all shareholders, including those absent or dissident.
ARTICLE NINETEENTH. SURVEILLANCE COMMITTEE
     The Meeting of Shareholders may designate a Regular Examiner and its Alternate, who need not to be shareholders, relatives of any shareholder or employees of the Corporation. Examiners will guarantee the performance of their duties in the form as the shareholders may
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. JOSE LUIS VILLAVICENCIO
CASTAÑEDA, ESQ., NOTARY PUBLIC NO. 218 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

determine. Pertinent provisions contained in articles 164 to 170, included, of the General Business Corporations Law shall be applicable to Examiners.
ARTICLE TWENTIETH. FISCAL YEARS
     Fiscal years shall run from January first and will end on December thirty-first of each year, except for the first year of existence of the Corporation that will run from the incorporation date and will end on December thirty-first (31) of such year.
     At the end of each fiscal year the Corporation will issue the Balance Sheets, containing the capital stock, personal and real estate property of the Corporation and shall be completed with the documentation necessary showing the financial and economical condition of the Corporation.
ARTICLE TWENTY FIRST. PROFITS AND RESERVES
     The profits of the Corporation, if any, shall be applied the amount equivalent to five percent (5%) thereof to constitute the legal reserve, which shall be increased until reaching the amount equivalent to one fifth of the capital stock. Once such reserve is totally constituted, profits shall be distributed between shareholders in proportion to their contributions. Profit sharing shall be carried out according to the following:
A).- The Meeting of Shareholders shall approve the corresponding balance sheets of the Corporation.
B).- There shall be sufficient funds to make the payments.
     In case of losses, the shareholders shall be liable for such losses in proportion to their contributions and up to the amount of such contributions.
ARTICLE TWENTY SECOND. DISSOLUTION
     The Corporation will be dissolved in any of the events set out in Article two hundred twenty-nine (229) of the General Business Corporations Law.
     In addition, the Corporation shall be dissolved in any of the following events:
A).- The bankruptcy, dissolution or death, waive, withdrawal or legal disability of any of the shareholders or any other event affecting the continuous participation of any shareholder, unless within a term of thirty (30) days after occurring any of the foregoing events, all shareholders resolve continuing the Corporation businesses.
B).- The sale or any other disposition, except for the exchange of all assets or a substantial part of the assets of the Corporation (except under the circumstance that all or part of the sale price is payable at closing of the sale operation or any other operation in question); or any assignment or transference of a partnership interest of the Corporation without the unanimous consent of all shareholders.
ARTICLE TWENTY THIRD. LIQUIDATION
     Once the Corporation is dissolved, the liquidation shall commence and, for such purposes the following provisions shall apply:
     The Meeting of Shareholders approving the dissolution will proceed to appoint one or more liquidators.
     Once the liquidators have been designated, their appointment will be recorded with Public Registry of Property and Commerce, Commerce Section corresponding to corporate
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. JOSE LUIS VILLAVICENCIO
CASTAÑEDA, ESQ., NOTARY PUBLIC NO. 218 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

domicile. The Director or Board of Directors, if any, will continue holding office until the mentioned registration takes place.
     The Meeting of Shareholders approving the dissolution and appointing the liquidators, shall establish the rules applicable to liquidation procedure, under the terms of Article two hundred forty-six (246) and relative articles of the General Business Corporations Law.
     The Director or the Board of Directors, if any, will deliver the liquidators the property, books and any other documents of the Corporation, granting a certificate indicating the assets and liabilities of the Corporation.
     During the liquidation process, the liquidators will be the legal representatives of the Corporation and may exercise all the following powers:
A).- Conclusion of pending businesses of the Corporation at the dissolution date;
B).- Collect the accounts receivable of the Corporation and to pay for the accounts payable;
C).- Sell the property of the Corporation;
D).- To pay each Shareholders for its corporate property;
E).- To prepare the liquidation balance sheets, to be submitted for discussion and approval by the shareholders.
     The final balance sheets, after approved, will be deposit in Commercial Section of Public Registry of Property and Commerce corresponding to corporate domicile; and
F).- To obtain from Public Registry of Property, Commerce Section, the cancellation of recording with the corporate purposes, upon conclusion of liquidation.
ARTICLE TWENTY FOURTH. COURTS
     As to anything related to the construction and compliance with these Articles of Incorporation, the contracting parties expressly agree to be subject to the jurisdiction of Courts of Mexico City, Federal District, United Mexican States, expressly waiving any other jurisdiction they should be entitled to by virtue of present or future domicile or otherwise.
<Notarial Seal that reads:> <Emblem >. THE UNITED MEXICAN STATES. JOSE LUIS VILLAVICENCIO
CASTAÑEDA, ESQ., NOTARY PUBLIC NO. 218 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

Gerardo Fco. Saavedra Silva
Commercial Notary Public No. 50 in and for the Federal District
PUBLIC INSTRUMENT No. ONE THOUSAND TWO HUNDRED SIXTY ONE
(Seal) 195766 Public Registry of Property and Commerce MAY-13-08 09:21:19 Sub-number: 0 Year: 2008 Associate: COMMERCE Documents: 1 Payment:
In Mexico City, Federal District on this day April twenty five, two thousand eight, I, GERARDO FRANCISCO SAAVEDRA SILVA, Commercial Notary Public number Fifty in and for Mexico City, Federal District, hereby certify the modification of section two of the by-laws of REYNOLDS METALS COMPANY DE MÉXICO, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE (a limited liability corporation), as a result of the formalization of the minutes of the meeting of partners of such corporation held on March Twenty six, two thousand eight, which was held upon request of Mr. Iván Ruiz Moreno, acting in his capacity as delegate thereof, under the following whereas and clauses:
WHEREAS
ONE.- By means of notarial instrument number eighty thousand three hundred ninety seven, dated June twenty three, nineteen ninety nine, granted before José Luis Villavicencio Castañeda, Esq., notary public number two hundred eighteen in and for Mexico City, Federal District, recorded before the Public Registry of Commerce of the Federal District under commercial folio number two hundred fifty five thousand one hundred forty three, it was certified, among other things, the incorporation of REYNOLDS METALS COMPANY DE MÉXICO, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE (a limited liability corporation), with address in Mexico City, Federal District, a duration of ninety nine years, a minimum fixed portion of capital stock of three thousand Pesos, Mexican Currency, being the variable portion of capital stock unlimited, with a foreigner admission clause. The corresponding portion of such instrument is hereinafter transcribed:
(Seal) 326869 Public Registry of Property and Commerce JUL-30-08 09:15:40 Sub-number: 0 Year: 2008 Associate: COMMERCE Documents: 1 Payment:
“... SECTION TWO.- PURPOSE: The corporate purposes will be: A) The manufacture, purchase or otherwise acquire, hold, have, mortgage, pledge, sell, assign and transfer or otherwise dispose of, invest, trade, negotiate with products, goods and merchandise and personal and real estate property of any class and description, as well as to render all type of services, counseling and consulting services, both to individuals and corporations through its own or third parties personnel; B) To construct or have constructed at any land owned, possessed and occupied by the Corporation, buildings or any other structure and appurtenances and re-construct, extend, modify or improvise any buildings or other
<Notarial Seal that reads: <Emblem > THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT >

Gerardo Fco. Saavedra Silva
Commercial Notary Public No. 50 in and for the Federal District
PUBLIC INSTRUMENT No. ONE THOUSAND TWO HUNDRED SIXTY ONE
structures constructed at present or in the future, on any land it is the owner, possessor or occupant; C) To obtain registrations with governmental authorities whether required under the law or that the corporations may deem them advisable, such as those necessary to operate as a ‘maquiladora’ <in-bond> industry under the terms of applicable laws or the Programa de Importación Temporal (PITEX) <Temporary Importation Program for Exportation> or any other available at such time or thereafter, under Mexican laws; D) To purchase, sell, assign, grant and take in lease, possess, use, exploit or acquire by any other means all class of personal or real estate property as may be necessary or advisable to carry out its activities; E) To operate as holder or control shares and partnership interest of all class of civil or business partnerships or corporations and acquire and alienate by any legal means, all type of shares, partnership interests, debentures, certificates, bonds and other instruments issued by such entities; F) To acquire, alienate, use, exploit and license all class of patents, trademarks, trade names, industrial designs, certificates of invention and all class of industrial or intellectual property rights; G) To subscribe, issue, grant and endorse all class of negotiable and credit instruments, as well as to contract all type of loans, either as creditor or borrower and grant all class of securities regarding own or third party’s obligations; H) To act as intermediary, factor, commissioner, agent, dependent, consignee or representative of all class of persons and corporations; I) In general, carry out all acts and enter into all agreements as may be necessary or advisable to carry out its activities. The Corporation may carry out any of the above-mentioned acts provided that the amount does not exceed Five million Dollars (USD$5,000,000.00) Legal Currency of the United States of America... ARTICLE FIFTEENTH. MEETING OF SHAREHOLDERS. The meeting of shareholders is the supreme governing body of the Corporation and will be granted all the powers set out in ARTICLE THIRTEENTH conferred upon the governing body, and besides, it will be exclusively authorized to resolve the following businesses:... j) Amendments to articles of incorporation... ARTICLE SIXTEENTH. NOTICE OF MEETINGS... C) No notice of meeting shall be required if at the date of the Meeting all the shareholders of the Corporation are present thereat... ARTICLE SEVENTEENTH. CONDUCT OF MEETINGS... The Meetings of Shareholders shall meet at the corporate domicile and shall be presided over by the chair person designated by the meeting for such purpose, a secretary shall be also designated who will be the responsible to prepare the minutes and an examiner. The shareholders shall have
<Notarial Seal that reads: <Emblem > THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT >

Gerardo Fco. Saavedra Silva
Commercial Notary Public No. 50 in and for the Federal District
PUBLIC INSTRUMENT No. ONE THOUSAND TWO HUNDRED SIXTY ONE
the right to attend the Meeting by proxy duly designated in writing signed in a general power of attorney or proxy granted before two witnesses. The minutes of the Meetings of Shareholders indicating specifically the meeting date, businesses brought unto consideration of the meeting, resolutions adopted and any other pertinent information shall be transcribed in the Meetings Minutes’ Book of the Corporation, an attendance list, notices of meeting and any other document related thereto, will be attached to the Appendix. The minutes shall certify the votes regarding each resolution and will be signed by the chair person and secretary of the corresponding Meeting of Shareholders. ARTICLE EIGHTEENTH. RESOLUTIONS... A).- At original meetings, the resolutions shall be adopted by majority vote of shareholders representing at least a half of capital stock... C).- In those businesses constituting an amendment to articles of incorporation for which these by-laws do not provide for a higher percentage, the vote of shareholders representing at least three fourths of capital stock shall be necessary... D).- In case of an amendment to the corporate purposes, to provisions to determine and increase obligations of shareholders and any other cases provided for by the by-laws, unanimous vote of all shareholders of the corporation shall be required...”
TWO.- The appearing party has submitted before me three pages written on one side only containing the minutes of the meeting of partners of Reynolds Metals Company de México, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, which was held at eight hours on March twenty six, two thousand eight, which is hereinafter transcribed:
“REYNOLDS METALS COMPANY DE MÉXICO, S. DE R.L. DE C.V.- In Mexico City, at 08:00 o’clock, on this day March 26, 2008, at the corporate address of Reynolds Metals Company de México, S. DE R.L. DE C.V., the partners of the corporation met through their attorneys-in-fact in order to hold a meeting of partners.- Ms. Silvia Ema Roldán Gregory presided the meeting, assisted by Ms. Tannia G. CassoLópez as Secretary, since they have been appointed as such by unanimous vote of the partners who attended the meeting whether in person or by proxy.- The Chairman of the meeting appointed Ms. Tannia G. CassoLópez as examiner who accepted such appointment and performed it by counting the stocks held by the partners present or represented thereat.- After verifying the count, the examiner informed that the attendees owned or represented all stocks issued by the corporation, as follows:
<Notarial Seal that reads: <Emblem > THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT >

Gerardo Fco. Saavedra Silva
Commercial Notary Public No. 50 in and for the Federal District
PUBLIC INSTRUMENT No. ONE THOUSAND TWO HUNDRED SIXTY ONE

	N° and Series of
Partners	Stock	Total Value
Reynolds Packing (NZ) Limited, represented by Ms. Tannia G. CassoLópez	1	$30.00
Reynolds Packing International, B.V., represented by Ms. Silvia Ema Roldán Gregory	1	$744,562.00
TOTAL:		$744,592.00
In view of the foregoing, the Chairman of the meeting called the same to order since all partners holding all stocks issued by the Corporation were present thereat.- Then, the Secretary of the meeting proceeded to read the Agenda, which is as follows: AGENDA: 1.- Modification of section two of the by-laws of the corporation. 2. Appointment of special delegates.- Then, the partners resolved to jointly discuss all items of the Agenda, and after a brief discussion all partners present thereat by proxy adopted by unanimous vote, the following resolutions: FIRST RESOLUTION: IT IS RESOLVED to modify Section Two of the by-laws of the corporation, regarding the corporate purpose, to read as follows: ARTICLE TWO.- PURPOSE.- The purpose of the corporation is: a) To be directly or indirectly engaged in general trading and industrial activities, including, without limitation, to manufacture, produce, lease, assemble, in-bond manufacture, purchase, sell, import, export, use and distribute all kind of materials and products, whether on its own or on behalf and in the name of third parties in Mexico and abroad; b) To provide all kind of services, whether directly or through third parties in Mexico and abroad, including, without limitation, counseling, consulting services in administrative, operating, management, industrial, business, supervision, training, technical, repairing or maintenance matters; to provide assistance and staff support, to provide human resources for the development of all kind of general and special works in any field of economic activity, and to prepare any kind of studies, analysis and reports; c) To acquire the ownership or to lease under any legal title, to use, possess, manage, exploit and dispose of in any manner whatsoever of personal or real estate property, including real estate rights necessary to comply with its
<Notarial Seal that reads: <Emblem > THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT >

Gerardo Fco. Saavedra Silva
Commercial Notary Public No. 50 in and for the Federal District
PUBLIC INSTRUMENT No. ONE THOUSAND TWO HUNDRED SIXTY ONE
corporate purpose; d) To acquire, dispose of the interests or participation in other corporations or partnerships, whether of civil or business nature, whether at time of their organization or at any future time; e) To obtain invention patents, to register trademarks and trade names, to register, acquire, use and transfer all kind of industrial property rights and copyrights, and to receive or grant licenses or authorizations for the use and exploitation of all kind of industrial property rights and copyrights; f) To receive or grant loans or borrowings with or without security, to grant collaterals or personal warranties, to grant, draw, issue, accept, endorse, certify or otherwise execute, even through a guarantor, any kind of negotiable instruments permitted for by the law, to discount negotiable instruments and invoices, and in general, to enter into and carry out all kind of credit operations permitted by the law; g) To act in Mexico or abroad as representative, intermediary, commission agent or under any other capacity of any legal entity or individual, whether Mexican or foreign; h) To enter into and/or carry out in Mexico or abroad, on its own or through third parties, all kind of actions (including of domain), agreements or civil, commercial agreements, main or as collateral, or of any other nature permitted by the law, and may also act as guarantor, surety or under any other similar capacity, including as joint or common obligor to secure obligations and debts of third parties.- SECOND RESOLUTION: IT IS RESOLVED to authorize Messrs. Helen D. Golding, Juan Carlos Quintana Serur, Iván Ruiz Moreno, Tannia G. CassoLopez and Silvia Ema Roldán Gregory, to act jointly or severally as special delegates of this meeting, to issue as many certified copies of these minutes as may be necessary and to appear before a notary public of their choice to formalize the corresponding minutes resulting from this meeting and the resolutions adopted thereat in a public instrument and to make the arrangements, whether directly or through a third party, to record such public instrument before the corresponding Public Registry of Commerce.- Since there was no other business to transact, the Agenda was taken as concluded, the meeting was adjourned after a brief recess taken to prepare the minutes, which were then read and approved by all those who were present thereat, and was signed by the Chairman and Secretary of the meeting for evidence purposes.- (Two initials).”
THREE.- The appearing party has stated under oath that the contents of the above transcribed minutes is authentic and that the signatures that appear thereon, belong to the
<Notarial Seal that reads: <Emblem > THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT >

Gerardo Fco. Saavedra Silva
Commercial Notary Public No. 50 in and for the Federal District
PUBLIC INSTRUMENT No. ONE THOUSAND TWO HUNDRED SIXTY ONE
individuals who signed the same, and that the corporation he represents has suffered no further restatement to its corporate by-laws.
CLAUSES
FIRST.- The minutes of the meeting of partners of Reynolds Metals Company de México, Sociedad de Responsabilidad Limitada de Capital Variable is hereby formalized, which was held at eight hours on March twenty six, two thousand eight, as transcribed in whereas ten of this instrument.
SECOND.- In view of the foregoing, the restatement of section two of the by-laws of Reynolds Metals Company de México, Sociedad de Responsabilidad Limitada de Capital Variable, the corporation is hereby certified, according to provisions of the first resolution of the minutes that have been formalized by virtue of this instrument, and are herein incorporated by reference.
I the Commercial Notary Public hereby certify:
A) That the appearing party has stated that his principal has full capacity and sufficient powers, and that the powers vested upon him have not been revoked or limited, by evidencing such capacity by means of the document transcribed in whereas two of this public document;
B) That I personally know the appearing party, who in my opinion has full capacity, since I have found no evidence of him lacking of such capacity and there is no indication that he is subject to any incapacity;
C) That the appearing party has stated to be a Mexican citizen, born in Mexico City, Federal District, on January eleven, nineteen seventy two, married, attorney-at-law, having his address at Bosque de Ciruelos one hundred eighty six, colonia Bosques de las Lomas, in this City;
D) That any and all references and transcriptions contained herein are consistent with the original documents, which I have seen;
E) That I have informed the appearing party of the contents of articles, forty four and forty five of the Reglamento de la Ley de Inversión Extranjera y del Registro Nacional de
<Notarial Seal that reads: <Emblem > THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT >

Gerardo Fco. Saavedra Silva
Commercial Notary Public No. 50 in and for the Federal District
PUBLIC INSTRUMENT No. ONE THOUSAND TWO HUNDRED SIXTY ONE
Inversiones Extranjeras (Regulations to the Foreign Investment Law and of the National Registry of Foreign Investments);
F) That the appearing party has stated under oath that the partners of his principal reside abroad; therefore, his principal shall provide the notice referred to in fourth paragraph of article twenty seven of the Federal Fiscal Code;
G) That I have read this instrument before the appearing party to whom I have explained the scope and legal effects hereof, and who has signed this instrument jointly with the undersigned, since he is in conformity with the contents hereof on the same date of issuance. I attest.
Iván Ruiz Moreno (Initials)
Gerardo Francisco Saavedra Silva (Initials) (Authorizing Seal)
This is the first original instrument in order of issuance, for use of REYNOLDS METALS COMPANY DE MEXICO, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE. This instrument has eight pages. I attest. Mexico City, Federal District on this day April twenty five, two thousand eight.

/S/	<Notarial Seal that reads:> <Emblem> THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT>
<Notarial Seal that reads: <Emblem > THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT >

Gerardo Fco. Saavedra Silva
Commercial Notary Public No. 50 in and for the Federal District
PUBLIC INSTRUMENT No. ONE THOUSAND TWO HUNDRED SIXTY ONE
THIS PAGE IS FOR EXCLUSIVE USE OF THE PUBLIC REGISTRY OF COMMERCE OF THE FEDERAL DISTRICT
(Seal)
Recorded before the Public Registry of Property and Commerce of the Federal District, under
Commercial Folio number: - | 2 | 5 | 5 | 1 | 4 | 3 | -
Rights paid: $1,000.00 dated May 9, 2008
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1 | 8 | 7 | 8 | A | X | 9 | 9 | 2 | K |
Mexico City, on this day NOVEMBER 18th, 2008
/S/
<Notarial Seal that reads: <Emblem > THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT >